EXHIBIT 10.8(n)
AGREEMENT
This agreement is entered into as of April 8, 2025 (this “Agreement”), between Ontrak, Inc., a Delaware corporation (the “Company”), on the one hand, and Acuitas Capital, LLC (“Acuitas Capital”) and Terren S. Peizer (“Peizer” and together with Acuitas Capital and its other affiliates, the “Peizer Parties”), on the other hand.
Reference is made to that certain Master Note Purchase Agreement, dated as of April 15, 2022, among the Company, as issuer, certain of its Subsidiaries, as Guarantors, Acuitas Capital, and U.S. Bank Trust Company, National Association, as collateral agent for the Secured Parties, as amended by that certain First Amendment thereto, dated as of August 12, 2022, that certain Second Amendment thereto, dated as of November 19, 2022, that certain Third Amendment thereto, dated as of December 30, 2022, that certain Fourth Amendment to Master Note Purchase Agreement, dated as of June 23, 2023, that certain Fifth Amendment to Master Note Purchase Agreement, dated as of October 31, 2023, that certain Sixth Amendment to Master Note Purchase Agreement, dated as of March 28, 2024, and that certain letter agreement dated August 13, 2024 such Master Note Purchase Agreement as amended to date, the “Keep Well Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Keep Well Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Peizer Parties hereby agree as follows:
1.    Restitution. The Company understands that Peizer maintains that with respect to the matters adjudicated in United States v. Terren S. Peizer, Court Docket 2:23-CR-89, in the Central District of California neither Mr. Peizer nor any Company employees engaged in wrongful conduct.  Nonetheless, due to the government’s criminal investigation and prosecution of Mr. Peizer, the Company believes it has incurred certain fees and costs that are recoverable as restitution under the Mandatory Victim Restitution Act, 18 U.S.C. § 3663A, and the Victim and Witness Protection Act, 18 U.S.C. § 3663. The Company agrees that the agreements and waivers by Acuitas Capital set forth herein, and which constitute significant value to the Company, are in satisfaction of the Company’s claim to such restitution and accordingly, that the Company will not seek restitution awardable under the foregoing statutes. Entering into this Agreement does not constitute an admission by the Peizer Parties of guilt, wrongful conduct, or that the Company qualifies as a victim or is owed restitution under the foregoing statutes.
2.    Consolidated Recurring Revenue Waiver. Acuitas Capital hereby waives any non-compliance and/or violation of Section 6.8(a) of the Keep Well Agreement through and including June 30, 2025.
3.    Consolidated Liquidity Waiver. Acuitas Capital hereby waives any non-compliance and/or violation of Section 6.8(b) of the Keep Well Agreement through and including June 30, 2025.
4.    Waiver of Going Concern Qualification. Solely with respect to the Company’s consolidated financial statements for the year ended December 31, 2024 (the “2024 Financial Statements”), Acuitas Capital hereby waives any non-compliance and/or violation of Section 5.1(c) of the Keep Well Agreement with respect to the requirement that the report of the Acceptable Auditor or other independent certified public accountants described in clause (ii) of Section 5.1(c) and the 2024 Financial Statements be unqualified as to going concern.
5.    Effect on Keep Well Agreement. This Agreement shall be deemed to be, and shall serve as, an amendment to the terms of the Keep Well Agreement. Except as set forth expressly herein, all terms of the Keep Well Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchasers under the Keep Well Agreement, nor constitute a waiver of any provision of the Keep Well Agreement. This Agreement shall constitute a Note Document for all purposes of the Keep Well Agreement.
6.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
7.    Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.
8.    Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Agreement.
9.    Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Ontrak, Inc.

/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Executive Officer

Acuitas Capital, LLC

/s/ Terren S. Peizer
Terren S. Peizer
Chairman

/s/ Terren S. Peizer
Terren S. Peizer